Exhibit 10.71

Amendments to Memorandum

SoftBank Corp. (“SB”), SB Payment Service Corporation (“SBPS”), and PayPay Corporation (“PayPay”) agree as follows and enter into this memorandum (this “Memorandum”) regarding the “Online Settlement ASP Merchant Terms (Sotftbank Matomete Shiharai (B) Credit Card Settlement)” between PayPay and SBPS as well as the merchant agreement between the three parties based on the Sotftbank Matomete Shiharai (B) Merchant Terms and the memorandums, etc. executed incidentally to such merchant agreement (such terms and agreements collectively, the “Original Agreement”).

The terms used in this Memorandum have the meanings defined in the Original Agreement, unless otherwise defined herein.

Article 1 Amendments to Original Agreement

SB, SBPS, and PayPay hereby amend as follows the “Memorandum” the three parties entered into on July 29, 2019. Note that the term “Original Terms” as it appears in the aforementioned Memorandum refers to the “SoftBank Matomete Shiharai (B) Merchant Terms.”

(Underlined text indicates a change.)

Before amendment	After amendment
Article 1 Commission Rate	-

PayPay shall pay to SBPS the following commission regarding settlement of payments made using Softbank Matomete Shiharai. Base commission: • 1.3% of settlement amount	PayPay shall pay to SBPS the following commission regarding settlement of payments made using Softbank Matomete Shiharai. Base commission: • 1.42% of settlement amount

Article 2 Bad Debt Ratio	Article 2 Doubtful Debt Amount

1.  Of the trade receivables assigned by PayPay to SBPS under Article 11, Paragraph 2 of the Original Terms, any claim for SB carrier fees settled by Sotftbank Matomete Shiharai where the customer fails to pay within six months, or where it is confirmed that the customer will not pay, is defined as a doubtful debt (“Doubtful Debts”; the amount thereof, the “Doubtful Debt Amount”).

1.  Of the trade receivables assigned by PayPay to SBPS or the trade receivables assigned from SBPS to SB under Article 11, Paragraph 2 of the Original Terms, any claim for SB carrier fees settled by Sotftbank Matomete Shiharai where the customer fails to pay within six months, or where it is confirmed that the customer will not pay, is defined as a doubtful debt (“Doubtful Debts”; the amount thereof, the “Doubtful Debt Amount”).

Before amendment	After amendment

2.  If SBPS delegates the collection of Doubtful Debts to an attorney at law, the amount recovered by that attorney less the attorney’s collection fee (25% of the recovered amount) is defined as attorney recovered debt (“Attorney Recovered Debts”; the amount thereof, the “Attorney Recovered Amount”).

2. (deleted)

3.  The difference of the Doubtful Debt Amount less the Attorney Recovered Amount is the irrecoverable amount, and the quotient of the irrecoverable amount divided by the Doubtful Debt Amount is the bad debt ratio. SB, SBPS, and PayPay set the bad debt ratio as follows.

Bad debt ratio: 85%

3. (deleted)
4. SB, SBPS, and PayPay may change the bad debt ratio specified in the preceding paragraph upon agreement among the three parties.	4. (deleted)
Article 3 Compensation and Payment of Bad Debt Amount	-
1. PayPay shall pay to SBPS an amount equal to the product of Doubtful Debts multiplied by the bad debt ratio (the “Bad Debt Amount”) as compensation.

1.  PayPay shall pay to SBPS or SB an amount equal to the product of Doubtful Debts multiplied by 85% (SB, SBPS, and PayPay may change this percentage upon agreement between the three parties) (the “Bad Debt Amount”) as compensation.

2.  SBPS shall close its Doubtful Debts account as of the last day of each month, calculate the Bad Debt Amount, and notify PayPay of the Bad Debt Amount by the 10th business day of the following month by submitting to PayPay an itemization of the matters agreed upon through consultation with PayPay.

2.  SBPS shall close its Doubtful Debts account as of the last day of each month, calculate the Bad Debt Amount, and notify PayPay of the Bad Debt Amount by the 10th business day of the following month by submitting to PayPay an itemization of the matters agreed upon through consultation with PayPay.

   In addition, SBPS shall notify PayPay of the Bad Debt Amount for the Doubtful Debts account of SB by submitting to PayPay an itemization thereof based on the Bad Debt Amount SB reports to SBPS.

Before amendment	After amendment
-	Article 7 Miscellaneous

1.  SB, SBPS, and PayPay shall cooperate with each other to conduct ongoing negotiations with international credit card brands to pursue cost reductions in PayPay Charges made using the SoftBank Matomete Shiharai service and the SoftBank Card.

2.  SB and PayPay shall cooperate with each other to promote transitions from PayPay Charges made using the SoftBank Matomete Shiharai service to PayPay Charges made using the SoftBank Card.

3.  PayPay shall discuss with SB when amending the terms and conditions for the fees PayPay collects from users when such users make PayPay Charges using the SoftBank Matomete Shiharai service, and PayPay shall make such amendments based on the mutual agreement of PayPay and SB regarding the timing and details thereof.

Article 2 Term

This Memorandum shall be from September 1, 2023 until the termination date of the Original Agreement.

IN WITNESS WHEREOF, this Memorandum is prepared in triplicate, and each party shall affix its name and seal hereto and retain one original. However, if this Memorandum has been prepared via electromagnetic record, then each party to this Memorandum shall consent thereto and affix their electronic signature, and each party retains the electromagnetic record hereof.

Date: August 31, 2023

1-7-1 Kaigan, Minato-ku, Tokyo

SoftBank Corp.

Customer Base Promotion Division

Takashi Nakazawa, General Manager

1-7-1 Kaigan, Minato-ku, Tokyo

SB Payment Service Corp.

Tomonori Hotta, Representative Director and Vice President

1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director